EXHIBIT 99.7
JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of PEDEVCO Corp. dated as of March 6, 2015 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  March 6, 2015

GOLDEN GLOBE ENERGY (US), LLC

By:	/s/ Daniel Mandelbaum
	Name:	Daniel Mandelbaum
	Title:	Chief Financial Officer

PLATINUM PARTNERS VALUE ARBITRAGE FUND L.P.

By:	By: Platinum Management (NY) LLC, as Investment Manager

By:	/s/ Daniel Mandelbaum
	Name:	Daniel Mandelbaum
	Title:	Chief Financial Officer

PLATINUM MANAGEMENT (NY) LLC

By:	/s/ Daniel Mandelbaum
	Name:	Daniel Mandelbaum
	Title:	Chief Financial Officer

PLATINUM PARTNERS CREDIT OPPORTUNITIES FUND LLC

By:	Platinum Credit Holdings LLC Managing Member

By:	/s/ Daniel Mandelbaum
	Name:	Daniel Mandelbaum
	Title:	Chief Financial Officer

PLATINUM CREDIT HOLDINGS LLC

By:	/s/ Daniel Mandelbaum
	Name:	Daniel Mandelbaum
	Title:	Chief Financial Officer

/s/ Mark Nordlicht
MARK NORDLICHT